Exhibit 99.1

Echo Therapeutics Announces Scott W. Hollander as President & Chief Executive Officer

Philadelphia, PA, December 23, 2014 – Echo Therapeutics, Inc. (NASDAQ: ECTE), a medical device company focused on skin permeation, continuous glucose monitoring and associated technologies, today announced that Scott W. Hollander has been appointed Chief Executive Officer effective December 22, 2014. Mr. Hollander has more than 20 years of experience in the medical device, pharmaceutical and capital equipment industries, and most recently served as Vice President, Business Development, Otsuka Pharmaceuticals as well as President and Chief Executive Officer of Interpharma-Praha, an Otsuka subsidiary company.

“It is with great pleasure that Echo welcomes Scott Hollander as the new President and Chief Executive Officer,” said Michael Goldberg, M.D. on behalf of the Echo Therapeutics Board of Directors. “Echo has an exciting technology that addresses significant patient and consumer needs. Scott’s vast management and business development experience are well matched for the new Echo business model. We look forward to updating our fellow shareholders on the status of the “new Echo” in the coming days.”

"We are very optimistic about the future of Echo Therapeutics and the many opportunities available to the company.  We are confident that the new management, along with Platinum’s recent investment, will make it possible for Echo to actively pursue every possible application for Echo's exciting technology, including wearable computing, the hospital market, and tattoo removal." said Mark Nordlicht of Platinum Management LLC, the Company’s largest shareholder.

“I am delighted to join the Echo team and am committed to its growth by focusing on operational and product development excellence along with a strategic and focused business development effort," commented Scott Hollander. “I believe that Echo’s core technology has tremendous application in both the domestic and international markets.”

Mr. Hollander joins Echo from Interpharma-Praha where he most recently served as President and CEO for 5 years.  In his role, Mr. Hollander had direct responsibility for all strategic, operational and functional departments.  Mr. Hollander led the transition of Interpharma from the post-communist era to an organization focused on research, development, global commercial opportunities and operational excellence. Of Mr. Hollander’s over 20 years of experience in the pharmaceutical medical device industry, 15 years have been focused in specialty markets, including Medical Diagnostics, Interventional Cardiology/Radiology and Nuclear Medicine.  Scott’s prior experience includes leadership roles in all aspects of product commercialization including research, development, sales, marketing, business development, operations and government affairs with several companies including Bracco Diagnostics and Tyco Healthcare (Covidien). Mr. Hollander earned his Bachelor of Science in Political Science from Alfred University and a Masters Degree in Business and Health Services Management from the Olin School of Business, Washington University, St. Louis.

About Echo Therapeutics

Echo Therapeutics is developing its Symphony® CGM System as a non-invasive, wireless, continuous glucose monitoring system. A significant consumer (non-regulated) opportunity also exists for Symphony to be used in the fitness, weight loss and personal lifestyle space. Echo also developed its needle-free skin preparation device as a platform technology that allowed for enhanced skin permeation enabling extraction of analytes, such as glucose, and enhanced delivery of topical pharmaceuticals.

Cautionary Statement Concerning Forward-Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's clinical studies, the safety and efficacy of Echo's Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:

Christine H. Olimpio Director, Investor Relations and Corporate Communications (215) 717-4104 colimpio@echotx.com